================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            PS Group Holdings, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            PS GROUP HOLDINGS, INC.
                    4370 LA JOLLA VILLAGE DRIVE, SUITE 1050
                          SAN DIEGO, CALIFORNIA 92122
                                 619-642-2999

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 5, 1998

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders ("the 1998 Annual Meeting," which term includes any and all postponements and/or adjournments) of PS Group Holdings, Inc., a Delaware corporation (the "Company"), will be held at the Los Angeles Marriott - Downtown, located at 333 South Figueroa Street, Los Angeles, California, on Friday, June 5, 1998, at 9:00 a.m., Pacific Time, for the following purposes:

          1. To elect all directors to the Board of Directors of the Company (the "Board"), to serve until the 1999 annual meeting of stockholders and until their successors are elected and qualified; and

          2. To transact such other business as may properly come before the 1998 Annual Meeting.

     Additional information regarding the matters to be voted upon at the 1998 Annual Meeting is contained in the Proxy Statement accompanying this Notice (the "Proxy Statement"). The Proxy Statement forms a part of this Notice, and stockholders are urged to read such information carefully.

     The Board has fixed the close of business on April 13, 1998 (the "Record Date") as the record date for the determination of stockholders entitled to notice of and to vote at the 1998 Annual Meeting. Only those stockholders of record as of the Record Date will be entitled to vote at the 1998 Annual Meeting. A list of such stockholders will be open to examination by any stockholder at the 1998 Annual Meeting and for a period of ten days prior to the date of the 1998 Annual Meeting during ordinary business hours at the offices of the Company's counsel, Heller Ehrman White & McAuliffe, located at 601 South Figueroa Street, 40th Floor, Los Angeles, California 90017-5758.

     The affirmative vote of a plurality of the shares of the common stock of the Company ("Company Common Stock"), par value $1.00 per share, represented in person or by proxy at the 1998 Annual Meeting is required to elect any of the nominees for election to the Board.

                                       By Order of the Board of Directors

                                       /s/ Johanna Unger

                                       Johanna Unger
                                       Secretary
April 29, 1998
San Diego, California

================================================================================

IN ORDER TO ASSURE THAT YOUR SHARES OF COMPANY COMMON STOCK ARE REPRESENTED AT THE 1998 ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING TAKES PLACE AT THE 1998 ANNUAL MEETING BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE 1998 ANNUAL MEETING IN PERSON.

================================================================================

                            PS GROUP HOLDINGS, INC.
                    4370 LA JOLLA VILLAGE DRIVE, SUITE 1050
                          SAN DIEGO, CALIFORNIA 92122

                           ========================

                                PROXY STATEMENT

                           ========================

                              GENERAL INFORMATION

     This Proxy Statement is being furnished by PS Group Holdings, Inc., a Delaware corporation (the "Company"), to the holders ("Company Stockholders") of the common stock of the Company ("Company Common Stock"), par value $1.00 per share, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders to be held on Friday, June 5, 1998, at 9:00 a.m., Pacific Time, and at any and all postponements and/or adjournments thereof (the "1998 Annual Meeting"). See, generally, "THE ANNUAL MEETING."

     At the 1998 Annual Meeting, the holders of 6,068,313 shares of Company Common Stock outstanding as of the close of business on April 13, 1998 (the "Record Date") will be entitled to one vote per share. Such Company Stockholders will be asked to elect all directors of the Company, with terms to expire in 1999. Company Stockholders will also transact such other business as may properly come before the 1998 Annual Meeting. See "THE ANNUAL MEETING," "ELECTION OF DIRECTORS," and "OTHER MATTERS."


             This Proxy Statement and the accompanying proxy cards
                are first being mailed to Company Stockholders
                          on or about April 30, 1998.



                           IF YOU HAVE ANY QUESTIONS
                              OR NEED ASSISTANCE
                          COMPLETING YOUR PROXY CARD
                                 PLEASE CALL:

                           MACKENZIE PARTNERS, INC.
                  156 Fifth Avenue, New York, New York 10010
                         (212) 929-5500 (call collect)
                                      or
                         CALL TOLL-FREE (800) 322-2885

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
THE ANNUAL  MEETING....................................................      1
     Matters to be Considered..........................................      1
     Shares Outstanding and Entitled to Vote; Record Date..............      1
     Votes Required....................................................      1
     Voting, Solicitation, and Revocation of Proxies...................      1
ELECTION OF DIRECTORS..................................................      2
     General...........................................................      2
     Nominees for Director.............................................      2
     Information Regarding the Board and its Committees................      3
     Compensation of Directors.........................................      4
EXECUTIVE COMPENSATION.................................................      4
     Report on Executive Compensation..................................      4
     Compensation Committee Interlocks and Insider Participation.......      6
     Summary Compensation Table........................................      6
     Stock Options.....................................................      6
     Retirement Benefits...............................................      7
     Executive Employment Agreements...................................      8
     Stock Performance Graph...........................................      8
BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS.........................     10
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS.........................     11
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934...     12
OTHER MATTERS..........................................................     12
     Stockholder Proposals.............................................     12
     Independent Auditors..............................................     13
     Other Matters.....................................................     13

                              THE ANNUAL MEETING


     This Proxy Statement is being furnished to Company Stockholders in connection with the solicitation of proxies by the Board for use at the 1998 Annual Meeting to be held at the Los Angeles Marriott - Downtown, located at 333 South Figueroa Street, Los Angeles, California, on Friday, June 5, 1998, at 9:00 a.m., Pacific Time, and at any and all postponements and/or adjournments thereof.


MATTERS TO BE CONSIDERED

     At the 1998 Annual Meeting, Company Stockholders will be asked to (1) elect all directors of the Company to serve until the 1999 annual meeting of stockholders and until their successors are elected and qualified; and (2) transact such other business as may properly come before the 1998 Annual Meeting.


SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

     Only the holders of record of the outstanding shares of Company Common Stock on the Record Date will be entitled to notice of and to vote at the 1998 Annual Meeting. On the Record Date, there were 6,068,313 outstanding shares of Company Common Stock. Holders of record of shares of Company Common Stock on the Record Date will be entitled to one vote per share on any matter that may properly come before the 1998 Annual Meeting.


VOTES REQUIRED

     A quorum, consisting of a majority of the shares of Company Common Stock outstanding on the Record Date, must be present in person or by proxy before any action may be taken at the 1998 Annual Meeting. The affirmative vote of a plurality of shares of Company Common Stock represented at the 1998 Annual Meeting in person or by proxy is required to elect any nominee for director. Abstentions and broker "non-votes" will be considered in determining the presence of a quorum at the 1998 Annual Meeting but they will not effect the election of candidates for director.

     As of the Record Date, directors of the Company as a group (9 persons) beneficially owned 679,352 shares of Company Common Stock, which represented approximately 11.2% of the aggregate number of votes entitled to be cast at the 1998 Annual Meeting. Such persons have indicated that they intend to vote all such shares FOR each of the nominees for director listed in this Proxy Statement.


VOTING, SOLICITATION, AND REVOCATION OF PROXIES

     A proxy for use at the 1998 Annual Meeting accompanies this Proxy Statement and is solicited by the Board. Any Company Stockholder who has given a proxy may revoke it at any time prior to its exercise at the 1998 Annual Meeting by (i) giving written notice of revocation to the Corporate Secretary of the Company,
(ii) properly submitting to the Corporate Secretary a duly-executed proxy bearing a later date, or (iii) attending the 1998 Annual Meeting and voting in person. Company Stockholders who have executed a proxy but intend to vote in person are requested to so notify the Corporate Secretary prior to the time of the 1998 Annual Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Johanna Unger, Vice President, Controller, and Secretary, PS Group Holdings, Inc., 4370 La Jolla Village Drive, Suite 1050, San Diego, California 92122. Attendance at the 1998 Annual Meeting will not, in and of itself, constitute revocation of a proxy.

     SHARES OF COMPANY COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES, IF SUCH PROXIES ARE RECEIVED IN TIME AND NOT REVOKED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE PROXIES. IF NO INSTRUCTIONS ARE INDICATED, THE PROXIES RELATING TO SHARES OF COMPANY COMMON STOCK WILL BE VOTED FOR EACH

OF THE NOMINEES FOR DIRECTOR LISTED BELOW. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE 1998 ANNUAL MEETING, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES ON SUCH MATTERS IN SUCH MANNER AS SHALL BE DETERMINED BY A MAJORITY OF THE BOARD.

     The Company will bear the costs of printing and mailing this Proxy Statement as well as all other costs incurred in connection with the solicitation of proxies from Company Stockholders on behalf of the Board. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies and in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $7,500 plus expenses. In addition, proxies may be solicited by mail, personal interview, telephone, or telegraph by directors, officers, or employees of the Company and its subsidiaries without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations, and other custodians, nominees, and fiduciaries, who are record holders of the Company Common Stock not beneficially owned by them, for forwarding such solicitation materials to and obtaining proxies from the beneficial owners of such stock entitled to vote at the 1998 Annual Meeting, and the Company will reimburse such persons for their reasonable expenses incurred in so doing.


                             ELECTION OF DIRECTORS

GENERAL

     Every member of the Board is elected annually. Each of the nominees for Director, pursuant to his prior commitment, has tendered his resignation to the Company, such resignation to become effective immediately before the vote on the election of directors is taken at the 1998 Annual Meeting, even if his current term is scheduled to expire at a later time under the "classification provisions" of the Company's Restated Certificate of Incorporation and Restated Bylaws as in effect prior to the effectiveness at the 1998 Annual Meeting of the unclassification amendments adopted at the 1997 Annual Meeting of Stockholders. Under these amendments, the directors elected at the 1998 Annual Meeting will serve until the 1999 annual meeting of stockholders and until their successors are elected and qualified;

     It is intended that all proxies received from Company Stockholders will be voted for the nominees named below, unless authority to do so is withheld. It is not contemplated that any of the nominees will be unable to serve as a director. However, if that contingency should occur prior to the 1998 Annual Meeting, the holders of proxies reserve the right to substitute and vote the shares represented by the proxies in favor of such nominee for another person nominated by the Board. Information follows with respect to each nominee.

NOMINEES FOR DIRECTOR

     WILLIAM H. BORTHWICK: Mr. Borthwick, 49, has been with the law firm of Hill, Farrer & Burrill LLP since 1974 focusing on commercial real estate matters. He has been a partner of that firm since 1984 and was its managing partner from 1987 to 1992. Mr. Borthwick has been a director of the Company since December 10, 1996.

     STEVEN D. BROIDY: Mr. Broidy, 60, has had a career in the banking industry since 1963 and currently serves on the board of directors of Sanwa Bank California. He previously (from 1992 to 1995) served as Vice Chairman and a director of City National Corp. (and its principal subsidiary, City National
Bank).  Mr. Broidy has been a director of the Company since December 10, 1996.

     ROBERT M. FOMON: Mr. Fomon, 73, is, and has been since 1987, President of Robert M. Fomon and Company Inc., a private investment company. Mr. Fomon has been a director of the Company since January 30, 1996, prior to the time that the Company became a publicly-traded corporation on June 5, 1996, in succession to PS Group, Inc. (PSG), pursuant to a holding company reorganization (the 1996 Reorganization) in which PSG became a wholly-owned subsidiary of the Company. He was a director of PSG and its predecessor company from 1963 until the 1996 Reorganization was consummated.

     J.P. GUERIN: Mr. Guerin, 68, is an investor. He has been Vice Chairman of the Board since 1997, having previously served as Chairman of the PSG Board of Directors (the "PSG Board") from 1985 until 1991 and Vice Chairman of the PSG Board from 1991 to 1993. Mr. Guerin has been a director of the Company since January 30, 1996. He was a director of PSG from 1978 until the 1996 Reorganization was consummated. Mr. Guerin is also a director of Lee Enterprises, Incorporated (newspaper publishing and television broadcasting) and is a director and Vice Chairman of the Daily Journal Corporation (newspaper publishing).

     DONALD W. KILLIAN, JR.: Mr. Killian, 68, was in the private practice of law from 1955 until his retirement in early 1997. Mr. Killian has been a director of the Company since January 30, 1996 and was a director of PSG from 1993 until the 1996 Reorganization was consummated. Mr. Killian is also a director of the Daily Journal Corporation (newspaper publishing).

     GORDON C. LUCE: Mr. Luce, 72, is an independent investment advisor. He is associated with the firm of Ehstman & Benirschke. Mr. Luce has been a director of the Company since January 30, 1996 and was a director of PSG from 1973 until the 1996 Reorganization was consummated. He is a former Chairman of Scripps Clinic and Research Foundation and is a director of the Scripps Institutes of Medicine and Science. He is also a director of Molecular Biosystems, Inc. (development, manufacture, and sale of ultrasound contrast imaging agents).

     CHRISTOPHER H. B. MILLS: Mr. Mills, 45, has been Chief Executive Officer of North Atlantic Smaller Companies Investment Trust plc ("NASCIT"), a United Kingdom publicly-traded investment company, since 1982. He is also the Chief Investment Officer of J O Hambro Capital Management Limited, which manages various investment funds and performs certain administrative services for NASCIT. Mr. Mills has been a director of the Company since the 1996 Reorganization was consummated. Mr. Mills is also a director of the following companies: Oak Industries Inc. (electronics); Horace Small Apparel p.l.c. (textiles); Mid-States p.l.c. (autoparts distribution); Compass Plastics & Technologies, Inc. (manufacturer of plastic components); and Denison Hydraulics, Inc. (manufacturer of hydraulic pumps).

     JOSEPH S. PIRINEA: Mr. Pirinea, 43, is President, Chief Executive Officer and a director of Pirinea & Cozzolino, P.C., Certified Public Accountants, with which he has been associated since 1987. His clients primarily consist of private corporations engaged in the construction industry and non-profit organizations. Mr. Pirinea has been a director of the Company since the 1996 Reorganization was consummated.

     CHARLES E. RICKERSHAUSER, JR.: Mr. Rickershauser, 69, has been Chairman of the Board, Chief Executive Officer and a director of the Company since January 15, 1996, Chairman of the PSG Board since 1991, a director of PSG since 1984 and Chief Executive Officer of PSG since October 1994. Mr. Rickershauser is also a director of City National Corp. (and its principal subsidiary, City National
Bank) and Lee Enterprises, Incorporated (newspaper publishing and television broadcasting).

     Under the "classification provisions" of the Company's Restated Certificate of Incorporation and Restated Bylaws as in effect prior to the 1998 Annual Meeting, the terms of Messrs. Borthwick, Fomon, and Luce are currently scheduled to expire at the 1998 Annual Meeting; the terms of Messrs. Broidy, Killian, and Rickershauser are currently scheduled to expire at the 1999 annual meeting of stockholders; and the terms of Messrs. Guerin, Mills, and Pirinea are currently scheduled to expire at the 2000 annual meeting of stockholders. As noted above (see "General"), effective at the 1998 Annual Meeting the Board will be unclassified and every director elected at an annual meeting of stockholders will serve a one year term and until their successors are elected and qualified.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

     The Board met four times during 1997 and each member attended all of these meetings.

     The Board has standing Executive and Audit Committees. The Board sitting as a committee of the whole acts as the Compensation Committee (see EXECUTIVE COMPENSATION). The Company has no nominating committee.

     The Executive Committee is comprised of Messrs. Guerin (Chairman), Rickershauser, and Luce. Subject to certain limitations, the Executive Committee has the authority to exercise the powers of the Board in the management of the business and affairs of the Company in the absence of the full Board. The Executive Committee did not meet in 1997.

     The Audit Committee is comprised of Messrs. Guerin (Chairman), Killian, and Luce. The Audit Committee recommends to the Board for its nomination independent auditors to audit the consolidated financial statements of the Company, and reviews and approves the overall scope and adequacy of the independent and internal audit reports and the proposed form of the Company's consolidated financial statements. The Audit Committee also reviews the results, findings, and recommendations of audits performed by the independent auditors and the internal audit department, the system of internal accounting controls, the significant accounting policies of the Company as they apply to its consolidated financial statements, the audit fees to be paid to the independent auditors, and the nature of non-audit services performed by the independent auditors. During 1997, the Audit Committee was assigned the additional responsibility of supervising and monitoring the Company's reporting obligations under the Securities Exchange Act of 1934 and the requirements of the New York Stock Exchange. The Audit Committee met three times during 1997 and each member attended all of these meetings.

COMPENSATION OF DIRECTORS

     Directors are paid an annual fee of $12,500 plus a fee of $1,000 for each meeting of the Board attended or $350 for attendance by telephone. For attendance at each meeting of a committee of the Board which is not held on a day on which the Board meets, member directors or those attending by invitation are also paid $1,000 for attendance in person or $350 for attendance by telephone. The Chairman of the Board and Chief Executive Officer is paid an additional annual salary of $115,000 and certain other amounts (see EXECUTIVE COMPENSATION) and the Chairman of the Executive and Audit Committees is paid an additional annual fee of $25,000.


                            EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

     General. Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information regarding the compensation and benefits provided to the Chief Executive Officer and the other executive officers of the Company. The disclosure mandated by the SEC requires the use of certain tables along with this Report explaining the underlying reasons for certain compensation decisions affecting those individuals. The Company's executive compensation program is administered by the Board sitting as a committee of the whole. In compliance with SEC requirements, the Compensation Committee has prepared this report for inclusion in this Proxy Statement. For purposes of this Report and the balance of the information in this Proxy Statement relating to executive compensation, the term "Company" includes PSG to the extent appropriate to reflect the fact that PSG, not the Company, pays all compensation to, and is the sponsor of all benefit plans covering, the Company's executive officers, each of whom is an employee of PSG, and that PSG is the party to the agreements referred to under "Executive Employment Agreements."

     Commencing in 1994, the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, is $1 million per person, unless certain performance-related compensation exemptions are met. Since it is unlikely that any officers of the Company will receive in excess of $1 million in aggregate compensation a year in the near future, the Compensation Committee has deferred consideration of this provision.

     Compensation Philosophy. This Report reflects the Company's compensation philosophy and also reflects the underlying reasoning for the information set forth in the compensation tables accompanying this Report. Mr. Rickershauser, Chairman of the Board, also provides part-time services as Chief Executive Officer of the Company. Mr. Rickershauser's compensation is established by the Compensation Committee as reflective of the value of the part-time services he provides to the Company and is not tied to the criteria set forth herein for determining the compensation to be paid to full-time officer employees of the Company.

     The Company's executive compensation program is designed to retain its key executive officers. The package consists of a base salary and an annual discretionary bonus. The Company's goal is to provide base compensation commensurate with an individual's level of experience, responsibility and past performance yet at a conservative level so that a significant portion of an executive officer's compensation opportunities can be based on individual performance in a fiscal year. Each of the Company's two full-time officers also has an employment contract prohibiting reductions in base pay from that last established. Discretionary bonuses are awarded annually if the Board believes an individual officer's performance in his or her particular area of responsibility so merits. Individual officer performance is measured primarily by how effectively the individual officer performed his or her assigned job. Compensation for 1997 was not tied to the Company's operating results. It is anticipated that unless the Company's performance were to deviate substantially from the Company's internally projected results, the Company's performance will not be taken into account in determining the compensation of executive officers.

     Base Salaries. Mr. Rickershauser has been the Chairman of the Board, Chief Executive Officer and a director of the Company since January 30, 1996, Chairman of the PSG Board since 1991 and Chief Executive Officer of PSG since October 1994. Mr. Rickershauser performs the duties of Chief Executive Officer on a part-time basis. In setting his 1997 compensation, the Compensation Committee considered the time which Mr. Rickershauser expected to devote to the Company's affairs, taking into account a substantial increase in the amount of time he has devoted to the affairs of the Company over the past several years. The Compensation Committee did not tie Mr. Rickershauser's 1997 compensation to the Company's performance.

     The other two executive officers of the Company are Lawrence A. Guske, Vice President-Finance and Chief Financial Officer, and Johanna Unger, Vice President, Controller, and Secretary. Mr. Guske and Ms. Unger received annual pay increases of $8,850 and $7,370, respectively, in February 1998 (effective January 1, 1998). These were primarily designed to help their salaries remain competitive and keep pace with inflation.

     Annual Discretionary Bonuses. The executive officers are eligible to receive bonuses based upon individual performance. Bonuses are normally awarded in March of each year to reflect performance for the prior year. The Compensation Committee has specifically elected not to establish defined criteria on which bonus compensation will be based but has instead elected to maintain a subjective approach to bonus compensation based on a post hoc review of the prior year's performance by each officer. In February 1998, the two full-time executive officers were awarded discretionary bonuses of $75,000.

     Long-Term Incentive Program. There is currently no long-term incentive program in place for executive officers of the Company.

                                       Members of the Compensation Committee
                                       William H. Borthwick
                                       Steven D. Broidy
                                       Robert M. Fomon
                                       J.P. Guerin
                                       Donald W. Killian, Jr.
                                       Gordon C. Luce
                                       Christopher H. B. Mills
                                       Joseph S. Pirinea
                                       Charles E. Rickershauser, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board sits as a Compensation Committee of the whole with respect to executive compensation matters, except that Mr. Rickershauser was not present during discussions regarding, nor did he vote on, compensation matters concerning himself. Mr. Rickershauser did participate in discussions regarding compensation of executive officers other than himself. See "Report on Executive Compensation."

SUMMARY COMPENSATION TABLE

     The following table shows the compensation as of the end of each of the last three years ending December 31, 1997 of (i) the Company's chief executive officer and (ii) the two current executive officers (collectively the Named Executive Officers). The table reflects the period prior to the consummation of the 1996 Reorganization during which the Company either did not exist or was an inactive subsidiary of PSG.

                                        ANNUAL COMPENSATION
                                -------------------------------
                                                                      ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR   SALARY (a)   BONUS (b)   COMPENSATION (c)
--------------------------------   ----   ----------   ---------   ----------------
Charles E. Rickershauser, Jr....   1997    $140,275    $      -            $21,384
  Chairman of the Board and        1996     138,900           -             21,356
  Chief Executive Officer          1995     138,600           -             21,347

Lawrence A. Guske...............   1997     183,413      75,000              6,104
  Vice President-Finance and       1996     176,215      50,000              5,763
  Chief Financial Officer          1995     170,445      50,000              5,367

Johanna Unger...................   1997     153,465      75,000              5,628
  Vice President, Controller,      1996     148,215      50,000              5,081
  and Secretary                    1995     142,446      50,000              4,886
___________

(a) Includes amounts deferred pursuant to Section 401(k) of the Tax Code and cash payments designated as automobile allowances. Fees paid to Mr. Rickershauser as a director are included.

(b) Bonuses earned for calendar years 1995, 1996, and 1997 were actually awarded and paid in January 1996, March 1997, and February 1998, respectively.

(c) The Company's contribution to each executive officer's 401(k) plan is included in "All Other Compensation." The amount of the 401(k) contribution by the Company in 1997 was $4,195 for Mr. Rickershauser and $4,750 for each of the other Named Executive Officers. For Mr. Rickershauser, $17,189 is included for life insurance premiums for 1997. The Company had agreed to pay premiums on a life insurance policy covering Mr. Rickershauser for a period of six years beginning in 1992. At the direction of the Board, the Company paid the premium for 1998. The first six premiums so paid will be reimbursed to the Company out of any death benefits paid under such insurance. For Mr. Guske and Ms. Unger, $1,354 and $878, respectively, is included in 1997 to reflect term life insurance coverage purchased by the Company.

STOCK OPTIONS

     PSG's 1984 Stock Incentive Plan terminated in March 1994, and no additional stock options were granted since such termination. None of the Named Executive Officers exercised any options during 1997 and all options under the Plan expired during 1997. The Company does not maintain any stock option plan.

RETIREMENT BENEFITS

     The Company maintains an unfunded retirement plan (the "Retirement Plan") providing retirement benefits for its officers. The only officers currently participating in, and accruing benefits under, the Retirement Plan are Mr. Guske and Ms. Unger. The normal retirement benefit under the Retirement Plan is a straight life annuity commencing at age 60 with monthly payments equal to 2.5% of compensation for each year of service up to 20 years plus 2% of compensation for each year of additional service up to five years. The term "compensation," for this purpose, means the average monthly compensation received for the 60 consecutive calendar months during the last 120 months in which the participant had the highest compensation. A participant may elect to receive his or her benefits in one of certain annuity forms, each of which is the actuarial equivalent of a straight life annuity.

     A participant who reaches his or her "early retirement date" may choose to retire and to receive an early retirement benefit equal to the normal retirement benefit subject to certain reductions. A participant generally reaches his or her early retirement date at age 55, but may have an early retirement date as early as age 50 if either the Company consents or the Company consummates certain merger or consolidation transactions. A participant whose employment with the Company terminates before he or she reaches his or her early retirement date will receive a normal retirement benefit on reaching age 60, or an early retirement benefit on reaching his or her early retirement date, based on his or her years of service at termination of employment.

     Benefits payable under the Retirement Plan are not offset or reduced by Social Security benefits, but are reduced by the actuarial equivalent of the lump sum payments which the participants received upon the termination in 1988 of the qualified defined benefit pension plan which PSG formerly maintained, and which covered most of its employees, including the participants.

     For illustrative purposes only, the following table provides examples of the annual benefits payable under the Retirement Plan as a straight life annuity at age 60.

                              PENSION PLAN TABLE

                            Years of Service
                    --------------------------------
"Compensation"              20         25 and over
--------------          ------------   -----------
      $150,000             $ 75,000      $ 90,000
       175,000               87,500       105,000
       200,000              100,000       120,000
       225,000              112,500       135,000
       250,000              125,000       150,000
       300,000              150,000       180,000

     Mr. Guske and Ms. Unger have approximately 28 and 19 years of service, respectively. All amounts listed in the Summary Compensation Table are included in "Compensation" for purposes of the Pension Plan Table, except that automobile allowances included under "Salary" in the summary Compensation Table and all amounts shown under "All Other Compensation" in the Summary Compensation Table are excluded.

     In addition to retirement benefits, the Retirement Plan provides a disability benefit equal to 60% of regular salary, excluding bonuses, and less other long-term disability and Social Security benefits which may be payable, continuing for the number of years equal to the number of years of service as an employee. Thereafter, the monthly benefit is reduced to an amount which is the greater of (a) 40% of regular salary, (b) $3,000, or (c) the amount to which the disabled participant would be entitled as a normal retirement benefit at age 60. The benefit continues until the earlier of age 60, the date benefits cease under any other long-term disability plan, or death. In addition, the years of service while disabled are counted toward a retirement benefit, but are limited to the number of years of service accumulated at the time of disability. The Retirement Plan also provides a survivor's benefit if the participant dies while employed by the Company or PSG as an officer and leaves a surviving spouse or dependent children under the age of 22.

     Prior to the 1996 Reorganization, PSG had agreed to accrue an unfunded retirement benefit for Mr. Rickershauser of $50,000 per year, plus accrued interest thereon (based on the rate paid on one-year U.S. Treasury Bills as of January 1 of each calendar year), for each year he served as Chairman of the PSG Board. On March 23, 1998, with the approval of the Board, PSG and Mr. Rickershauser entered into an Amended and Restated Executive Retirement Agreement, which augments Mr. Rickershauser's accrued retirement benefit to $100,000 for 1998. Under the Amended and Restated Executive Retirement Agreement, PSG will record a liability, to which will be credited: (a) the amount of Mr. Rickershauser's unfunded retirement benefit (including interest thereon) accrued through December 31, 1996; (b) $50,000 as of December 31, 1996, bringing Mr. Rickershauser's accrued retirement benefit for 1996 from the $50,000 accrued under a prior arrangement between PSG and Mr. Rickershauser to a total of $100,000; (c) $100,000 for 1997 and 1998 (credited to the account, ratably, on a monthly basis); (d) $50,000 for each year beginning with 1999 during which Mr. Rickershauser serves as Chairman of the Board or Chief Executive Officer of the Company (credited to the account, ratably, on a monthly basis); and (e) interest during each calendar year beginning in 1997 compounded daily at the rate paid on one-year U.S. Treasury Bills as of January 1 of such calendar year, with such interest continuing to accrue until Mr. Rickershauser becomes entitled to payment (the accrual under (c) or (d) above, as applicable, for the year in which Mr. Rickershauser no longer serves as either Chairman of the Board or Chief Executive Officer of the Company will be prorated on the basis of the number of months served that year). Mr. Rickershauser becomes entitled to payment on the later of January 1, 2001, or the date on which he no longer performs services either as Chairman of the Board or Chief Executive Officer of the Company. The benefits will be paid in one of the annuity forms available to participants under the Retirement Plan, as elected by Mr. Rickershauser. Each of these forms of benefit will be the actuarial equivalent of the balance in the account when Mr. Rickershauser becomes entitled to payment.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Executive employment agreements have been entered into with Mr. Guske and Ms. Unger. The agreements are for continually renewing one-year periods. Compensation to be paid to each of them is to be determined by the Board but is not to be less than the amount last established by the Board. The annual salary for each of them last established in February 1998 was as follows: Mr. Guske, $185,850 and Ms. Unger, $154,350. Under their respective employment agreements, the Company has agreed to continue for a one-year period their then-current compensation if either of them is terminated without cause or resign because certain provisions of their respective agreements have not been complied with by the Company. In the event they are terminated as a result of a change in control of the Company, they will be entitled to severance pay equal to two years at their then-current compensation. Retirement benefits continue to accrue during such periods.

STOCK PERFORMANCE GRAPH

     The following performance graph compares the five-year cumulative total stockholder returns (assuming reinvestment of dividends) realized by Company Stockholders with the S&P 500 Index , the Russell 2000 Index, and the old peer group described below (identified as "Old Peer Group" on the performance graph). The performance graph assumes $100 is invested in Company Common Stock (or, before June 5, 1996, the Common Stock of PSG ("PSG Common Stock")), the S&P 500 Index, the Russell 2000 Index, and a composite index of peer companies on December 31, 1992, and that dividends and special cash distributions paid during the five years ending December 31, 1997 were reinvested when paid to purchase additional shares.

     The Old Peer Group will not be used in future years because the Company believes it is no longer reflective of the performance the Company can be expected to achieve. Since there is no published industry or line-of-business index for the Company's businesses and the Company does not believe it can reasonably identify a peer group, the Company has decided to measure its
performance with issuers of similar market capitalization.   The Company
selected the Russell 2000 Index because it measures the performance of a broad range of companies with lower market capitalization than those companies included in the S&P 500 Index and the Company has a low market capitalization.

     The Old Peer Group was based on the Company's three lines of business. The Company used the three airlines to which it leases aircraft (US Airways, Inc., America West Airlines, and Continental Airlines, Inc.) to measure that line of business because there are no peer companies in the aircraft leasing business. The Company used two companies in the fuel sales and distribution business (World Fuel Service Corp. and Mercury Air Group, Inc.). Because neither of the companies previously used to measure the oil and gas business (Hallador Petroleum Company and Hallwood Energy Corp.) are currently publicly-traded and one is no longer an independent company, the Old Peer Group index shown below does not include a component for that line of business for any of the years presented. In connection with the Old Peer Group, within each line of business the selected peer companies were weighted annually by market capitalization at the beginning of each period for which a return is indicated. Weighing of peer companies within the Company's lines of business was done for each of the five years by the asset value of each individual line of business. However, because most of the Company's assets are related to the aircraft leasing segment, the self-constructed peer group largely reflected the performance of the three airlines shown above.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
-

PLOT POINTS FOR PERFORMANCE GRAPH:

                             1992    1993      1994      1995      1996      1997
PS GROUP HOLDINGS, INC.       100   140.789   114.474   128.947   179.926   222.339
S&P 500                       100   110.062   111.516   153.387   188.590   251.486
RUSSELL 2000                  100   117.004   113.280   142.966   164.069   197.738
OLD PEER GROUP                100   107.033    46.740   135.290   187.402   344.114

                BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth, as of the Record Date, the number of shares of Company Common Stock (the only class of equity security of the Company) beneficially owned by each nominee to the Board, by each Named Executive Officer, and by all current officers, directors, and nominees as a group.

                                                                COMMON STOCK       PERCENT OF
                                                                BENEFICIALLY         COMMON
         NAME                                                    OWNED  (1)          STOCK
      ---------                                               ---------------     -------------
William H. Borthwick..........................................     1,000              *
Steven D. Broidy..............................................     4,100 (2)          *
Robert M. Fomon...............................................       281              *
J.P. Guerin...................................................   319,693 (3)          5.3
Lawrence A. Guske.............................................     7,500              *
Donald W. Killian, Jr.........................................     1,600 (4)          *
Gordon C. Luce................................................       153 (5)          *
Christopher H. B. Mills.......................................   291,300 (6)          4.8
Joseph S. Pirinea.............................................    57,225 (7)           .9
Charles E. Rickershauser, Jr..................................     4,000              *
All current officers, directors, and nominees as a group......   686,852             11.3

__________

*    Less than one percent

(1) Includes shares deemed beneficially owned as defined in applicable rules of the Securities and Exchange Commission, whether or not interest in such shares is disclaimed by the nominee. Unless otherwise disclosed, beneficial ownership is direct and the person indicated has sole voting and dispositive power over the shares of Company Common Stock listed.

(2) These shares are held by the Broidy Revocable Trust, of which Mr. Broidy is a Trustee and beneficiary.

(3) Includes (i) 12,358 shares owned by Mr. Guerin's wife, (ii) 50,714 shares and 100,000 shares in the John Patrick Guerin Trust and Guerin Family Trust, respectively, of each of which Mr. Guerin is a Trustee and beneficiary, and (iii) 156,621 shares in the J. Patrick Guerin III Trust, of which Mr. Guerin is a Trustee but in which he has no beneficial interest. The shares held by the John Patrick Guerin Trust and Guerin Family Trust are pledged as collateral under Mr. Guerin's personal line of credit with a bank, which bank thereby has or shares dispositive power with respect to such shares.

(4) These shares are held by the Killian Family 1987 Trust, of which Mr. Killian is a Trustee and beneficiary.

(5) These shares are held by the Luce Family Trust, of which Mr. Luce is a Trustee and beneficiary.

(6) Mr. Mills does not directly beneficially own any shares of Company Common Stock. The shares of Company Common Stock included in the table represent shares held by North Atlantic Smaller Companies Investment Trust plc, a United Kingdom publicly-traded investment company ("NASCIT"). Mr. Mills is the Chief Executive Officer of NASCIT and has shared voting and dispositive power over the shares owned by NASCIT. Accordingly, Mr. Mills may be deemed to indirectly beneficially own shares owned by NASCIT. Mr. Mills disclaims beneficial ownership of any such shares.

(7) Includes (i) 49,250 shares owned jointly with Mr. Pirinea's wife and mother, (ii) 200 shares held in the Pirinea & Cozzolino, P.C. Retirement Fund for Mr. Pirinea, (iii) 1,200 shares held in a custodial account for Mr. Pirinea's daughter, (iv) 3,775 shares held in Mr. Pirinea's Individual Retirement Account (IRA), and (v) 2,800 shares held in Mr. Pirinea's wife's IRA.

                BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to all persons known to the Company to be the beneficial owners of more than five percent of Company Common Stock (the only class of equity security of the Company) as of the Record Date.

      NAME AND ADDRESS                    COMMON STOCK           PERCENT OF
     OF BENEFICIAL OWNER               BENEFICIALLY OWNED       COMMON STOCK
     -------------------               ------------------       ------------
Berkshire Hathaway Inc. (1)...........     1,208,039               19.9
    1440 Kiewit Plaza
    Omaha, Nebraska 68131

ESL Partners, L.P. (2)................     1,198,970               19.7
    115 East Putnam Avenue
    Greenwich, Connecticut 06830

J.P. Guerin (3).......................       319,693                5.3
    355 South Grand Avenue
    Los Angeles, California 90071

__________
(1)  Ownership information obtained from Berkshire Hathaway Inc. ("Berkshire")
     Schedule 13D dated December 14, 1990 (the "Berkshire 13D"). The Berkshire 13D was also filed on behalf of Warren E. Buffet, who may be deemed to control Berkshire, and the following subsidiaries of Berkshire (the amount of Company Common Stock reported to be owned by each such subsidiary in the Berkshire 13D is shown in parentheses following the respective subsidiary's name): National Indemnity Company (579,957); National Liability & Fire Insurance Company (330,475); Columbia Insurance Company (197,600); and National Fire and Marine Insurance Company (100,000). Berkshire exercises shared voting and dispositive power over all shares listed. In connection with a 1990 amendment to PSG's Rights Agreement dated as of June 30, 1986 (the "PSG Rights Plan") (the PSG Rights Plan ceased to be in effect upon consummation of the Reorganization and the Company has no similar plan) permitting Mr. Buffett, Berkshire, and their respective affiliates to acquire up to 45% of PSG Common Stock without triggering the provisions of the PSG Rights Plan, Berkshire entered into an agreement with PSG dated December 13, 1990 (the "Berkshire Agreement") that: (i) it would vote all shares of PSG Common Stock owned by it or by its subsidiaries in excess of 22.5% of the outstanding PSG Common Stock in the same proportion as all other shares of PSG Common Stock (including the shares owned by Berkshire not in excess of 22.5%, as to the voting of which Berkshire and its subsidiaries were not restricted by the Berkshire Agreement) were voted in connection with all matters on which shares of PSG Common Stock were voted;
     (ii) it would not sell any shares of PSG Common Stock owned by it in any transaction if it knew, following reasonable inquiry, that as a result of such transaction any purchaser would be the "Beneficial Owner" (as defined in the PSG Rights Plan) of a number of shares of PSG Common Stock sufficient to make such purchaser an "Acquiring Person" as defined in the PSG Rights Plan; (iii) it would not make any further purchases of shares of PSG Common Stock following receipt of notice from PSG that further purchases of such shares by it might have caused the de-listing of PSG Common Stock on the NYSE; (iv) it would not be a "participant," as defined in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in any proxy solicitation in opposition to a solicitation by PSG involving the election or removal of PSG directors nor solicit, within the meaning of Rule 14a-1(1), any proxy in connection with any other matter on which a vote of PSG shareholders was taken if such solicitation was in opposition to any proposal or position approved by the Board; (v) it would not be a member of an Exchange Act Section 13(d) group (other than one composed solely of itself and its affiliates) with respect to any securities of PSG; and (vi) it would cause its subsidiaries owning shares of PSG Common Stock to comply with the same obligations as itself. Mr. Buffett agreed (the "Buffett Commitment") with PSG in his individual capacity to execute a similar agreement before purchasing any shares of PSG Common Stock for his own account and not to make any such purchases while Berkshire owned any shares of PSG Common Stock. There has been no discussion between the Company and Mr. Buffett or Berkshire with respect to the application of the Berkshire Agreement or the Buffett Commitment to the 1996 Reorganization and the conversion therein of PSG Common Stock to Company Common Stock. Berkshire and Mr. Buffett are precluded from buying additional shares of Company Common Stock under, and subject to the exemptions set forth in, the transfer restrictions imposed by Article XI of the Restated Certificate (the "Transfer Restrictions") so long as the Transfer Restrictions are in effect.

(2) Ownership information obtained from Amendment No. 12, dated May 21, 1996, to Schedule 13D dated December 10, 1993 and prior amendments thereto, wherein it is reported that ESL Partners, L.P. exercises sole voting and dispositive power over all shares.

(3) See footnote (3) to the table set forth under the caption "BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS."


                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of equity securities of the Company. Directors, executive officers, and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and, in the case of its directors and executive officers, written representations that no other reports were required, during the Company's fiscal year 1997 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were met.


                                 OTHER MATTERS

STOCKHOLDER PROPOSALS

     Under the Company's Restated By-Laws, as amended, nominations for election to the Board and proposals for other business to be transacted by the stockholders at an annual meeting of stockholders may be made by a stockholder (as distinct from the Company) only if such stockholder was a stockholder of record at the time of the giving of a required notice, is entitled to vote at the meeting and has given the required notice. In addition, business other than a nomination for election to the Board must be a proper matter for stockholder action under the Delaware General Corporation Law. The required notice must be in writing and delivered to the Company's principal executive offices not less than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, such anniversary, the notice, to be timely, must be so delivered by the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first required.

     Separate and apart from the required notice described in the preceding paragraph, the rules promulgated by the SEC under the Exchange Act (the "SEC Stockholder Proposal Rules") entitle a Company Stockholder to require the Company to include a stockholder proposal in the proxy materials distributed by the Company. However, the SEC Stockholder Proposal Rules do not require the Company to include in its proxy materials any nomination for election to the Board (or any other office with the Company), impose certain other limitations on the content of a stockholder proposal, and also contain certain eligibility, timeliness, and other requirements. To be considered as satisfying the timeliness requirement of the SEC Stockholder Proposal Rules in connection with the proxy materials to be distributed by the Company with respect to the 1999 Annual Meeting, stockholder proposals must be submitted to the Secretary of the Company at the Company's principal offices not later than December 31, 1998.

INDEPENDENT AUDITORS

     Ernst & Young LLP were the Company's auditors for 1997 and have been appointed to serve as auditors during 1998. A representative of Ernst & Young LLP is expected to be present at the 1998 Annual Meeting with the opportunity to make a statement if the representative desires to do so and to be available to respond to appropriate questions.

OTHER MATTERS

     The Board is not aware of any matters to be brought before the 1998 Annual Meeting other than as stated in the Notice of Annual Meeting attached to this Proxy Statement. However, if any other matters come before the meeting, it is the intention of the proxy holders to vote in their discretion on such matters pursuant to such proxy except as otherwise stated under "THE ANNUAL MEETING-- Voting, Solicitation, and Revocation of Proxies."



                                  By Order of the Board of Directors


                                  /s/ Johanna Unger

                                  JOHANNA UNGER
                                  Secretary


Dated: April 29, 1998

--------------------------------------------------------------------------------

       PROXY

                            PS GROUP HOLDINGS, INC.

                     ANNUAL MEETING--FRIDAY, JUNE 5, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned appoints LAWRENCE A. GUSKE and JOHANNA UNGER, and each of them, proxies, with power of substitution, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of PS Group Holdings, Inc. called to be held at the Los Angeles Marriott Downtown, 333 South Figueroa Street, Los Angeles, California, on Friday, June 5, 1998, at 9:00 a.m. local time and any and all postponements and/or adjournments.

              THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ITEM 1
                                                       ---



                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                         YOUR VOTE IS IMPORTANT TO US.

                        PLEASE SIGN AND DATE YOUR PROXY
                       ON THE REVERSE SIDE OF THIS CARD.

--------------------------------------------------------------------------------

 PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX(ES) BELOW. IF NO DESIGNATION IS MADE, YOUR PROXY WILL BE VOTED FOR ITEM 1.

 THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ITEM 1.     Please mark your
                                                         votes as indicated [X]
                                                          in this example

Item 1. ELECTION OF DIRECTORS

            FOR    WITHHELD       WITHHELD FOR: (Write that nominee's
            [_]      [_]          name in the space provided below.)

                                  ----------------------------------------------

Nominees:

William H. Borthwick, Steven D. Broidy, Robert M. Fomon, J.P. Guerin, Donald W. Killian, Jr., Gordon C. Luce, Christopher H.B. Mills, Joseph S. Pirinea, Charles E. Rickershauser, Jr.

Item 2. By executing this proxy, the undersigned hereby authorizes the proxy holders to vote upon such other business as may properly come before the meeting, or any postponement or adjournment thereof, as to which the undersigned hereby confers discretionary authority upon said proxies.

I PLAN TO ATTEND THE MEETING [_]

IMPORTANT: Please sign exactly as name or names appear hereon. If signed as executor, trustee or other fiduciary, give your full title as such.

Dated: ___________________________________________________________________, 1998

________________________________________________________________________________
                                   Signature

________________________________________________________________________________
                                   Signature

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                 NO POSTAGE IS REQUIRED IF MAILED IN THE U.S.A.

--------------------------------------------------------------------------------

                           FOLD AND DETACH HERE

                            PS GROUP HOLDINGS, INC.

                  EVEN IF YOU PLAN TO JOIN US AT THE MEETING,

                                 PLEASE . . .

                       SIGN, DATE, AND RETURN YOUR PROXY
                    IN THE ENCLOSED, POSTAGE PAID ENVELOPE.

                                   THANK YOU